SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934



            Date of Report (Date of earliest event reported)

                            February 8, 1995


                            ASHLAND COAL, INC.
          (Exact name or registrant as specified in its charter)



          DELAWARE            1-9993              61-0880012
(State or other      (Commission file number)  (I.R.S.Employer
jurisdiction of                               Identification No.)
incorporation or
organization)



         2205 FIFTH STREET ROAD, HUNTINGTON, WEST VIRGINIA  25701
     (Address of principal executive offices)  (Zip Code)



              P.O. BOX 6300, HUNTINGTON, WEST VIRGINIA  25771
                       (Mailing Address)          (Zip Code)



     Registrant's telephone number, including area code:  (304)
526-3333
ITEM 5.   OTHER EVENTS.

ASHLAND INC. PURCHASES ASHLAND COAL CLASS B PREFERRED STOCK FROM
SAARBERGWERKE AG



Ashland Inc. (formerly Ashland Oil, Inc.) announced it purchased all of the Class B Preferred Stock of Ashland Coal, Inc. (Ashland
Coal) from Saarbergwerke AG on February 8, 1995, for approximately $110 million. As a result, Ashland Inc. now controls approximately 54 percent of the voting power of Ashland Coal. The closing of this transaction will result in the consolidation of Ashland Coal into Ashland Inc.'s financial statements, beginning with the March quarter, and retroactive to the beginning of Ashland Inc.'s 1995 fiscal year which commenced October 1, 1994.

     In connection with the closing, Mr. Michael B. Ziesler and Mr. Werner Externbrink, each of whom had been elected to the Ashland Coal Board by Saarbergwerke, resigned from the Ashland Coal Board of Directors. As the new owner of the Class B Preferred Stock, Ashland Inc. has the right to elect two additional directors of Ashland Coal. Ashland announced that John A. "Fred" Brothers, a senior vice president and group operating officer of Ashland Inc., will fill one of the positions. Ashland's nominee to hold the other position has not yet been announced.

                            SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   ASHLAND COAL, INC.
                                   (Registrant)

                                   By:  /s/  Roy F. Layman
                                        Administrative Vice
                                        President and Secretary


                                   Date:  February 10, 1995